Exhibit 5.2
Parker Poe Adams & Bernstein LLP
200 Meeting Street, Suite 301
Charleston, South Carolina 29401
July 13, 2009
Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Oxford of South Carolina, Inc., a South Carolina corporation
Ladies and Gentlemen:
          We have acted as special South Carolina counsel for Oxford of South Carolina, Inc., a South Carolina corporation (“OSC”), solely in connection with the issuance and sale of $150,000,000 aggregate principal amount of 11.375% Senior Secured Notes due 2015 (the “Transaction”) by Oxford Industries, Inc., a Georgia corporation (the “Parent”), as contemplated by the Indenture (the “Indenture”) dated as of June 30, 2009, among the Parent, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned them in the Indenture.
          For the purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:
(a)	the Articles of Incorporation of OSC, as filed in the office of the Secretary of State of the State of South Carolina (the “Secretary of State”) on July 13, 1998 (the “Articles”) and certified by the Secretary of State on June 16, 2009;

(b)	the Certificate of Existence of OSC issued by the Secretary of State on July 8, 2009 (the “Certificate of Existence”);

(c)	the Bylaws of OSC (the “Bylaws”);

(d)	the unanimous written consent of the Board of Directors of OSC dated June 22, 2009 (the “Consent”);

Oxford of South Carolina, Inc. Opinion Letter
July 13, 2009

(e)	certificates of officers of OSC (including the Articles, Bylaws, the Consent and other exhibits thereto), the contents of which we assume to be true and correct as of the date hereof (the “Officer’s Certificates,” and collectively with the Articles, the Certificate of Existence, the Bylaws, and the Consent, the “OSC Organizational Documents”);

(f)	the Indenture; and

(g)	the Notation of Guarantee to be executed by the Guarantors in connection with the Exchange Notes (the “Exchange Notes Guarantee,” and together with the Indenture, collectively, the “Transaction Documents”).
          We are admitted to practice in the State of South Carolina (the “State”), and the opinions set forth herein are limited to the laws of the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the State. We assume no obligation to supplement this opinion if any laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion.
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.
          In rendering this opinion, we have made no investigation of and do not express an opinion as to, any of the representations, warranties or factual matters contained in any of the Transaction Documents except as may be expressly stated herein. We express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property. We also do no express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Transaction Documents with any state, federal or other laws or regulations applicable to it or them, or (ii) the legal or regulatory status or the nature of the business of any party.

Oxford of South Carolina, Inc. Opinion Letter
July 13, 2009

             In rendering this opinion, we have further assumed, with your express permission and without independent verification or investigation (except as otherwise may be stated herein), the following:
          (a) that each of the OSC Organizational Documents is in full force and effect, has not been amended and no amendment of such document is pending or has been proposed;
          (b) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of OSC;
          (c) that, other than with respect to OSC, the parties to the Transaction Documents are duly organized, validly existing and in good standing and the parties to the Transaction Documents have the right, power and authority to enter into and fully perform all obligations under all documents to which they are parties;
          (d) that, other than with respect to OSC, the Transaction Documents have been duly executed and delivered by or on behalf of each party thereto by officers or other representatives who are duly authorized to do so;
          (e) that all natural persons executing the Transaction Documents are legally competent to do so;
          (f) that, other than with respect to OSC, the execution, delivery and performance of the Transaction Documents by the respective parties thereto do not and will not conflict with, or result in a violation of, the articles or certificate of incorporation, the articles or certificate of organization, certificate of partnership, bylaws, partnership agreement, operating agreement or similar organizational documents of such parties and do not and will not violate or conflict with any law, order, writ, injunction or decree of any court, administrative agency or any other governmental authority applicable to such parties or any agreement by which any such party is bound;
          (g) that all factual matters contained in the Transaction Documents, including the warranties and representations set forth therein, are true and correct in all material respects and are not inconsistent with the factual assumptions set forth herein; and
          (h) that under the laws of the jurisdiction governing each Transaction Document, each of the Transaction Documents constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

Oxford of South Carolina, Inc. Opinion Letter
July 13, 2009

Based upon our examination of the Transaction Documents, the OSC Organizational Documents, and upon related examinations of such legal and factual matters as we deemed necessary for the formulation of the following opinion, we are of the opinion that OSC has authorized the execution, delivery and performance of the Exchange Notes Guarantee by all necessary corporate action.
          This opinion is furnished solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Indenture, may not be used or relied upon by any other party or for any other purpose, and may not be quoted, published or otherwise disseminated without our prior written consent, except that King & Spalding LLP may rely on this opinion in its capacity as counsel for the Parent.
          This opinion is provided to addressees hereof as a legal opinion only and not as a guarantee or warranty of the matters discussed herein. This opinion is given as of the date hereof, and we assume no obligation to update this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.
          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement of the Parent on Form S-4 to be filed in connection with the Transaction. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.
Yours very truly,
/s/ Parker Poe Adams & Bernstein LLP